Exhibit 99.1

October 28, 2014	Media Contact:	Dan Turner
WILMINGTON, Del.		302-774-4005
daniel.a.turner@dupont.com
	Investor Contact:	302-774-4994

DuPont Reports 3Q Operating Earnings Per Share of $0.54; Up 20 Percent from Last Year

Third Quarter Highlights

•
Operating earnings per share of $0.54 were up 20 percent from $0.45 per share last year, in-line with the company’s expectations communicated with 2Q earnings. GAAP[1] earnings per share were $0.47 versus $0.28 last year.

•	Sales were $7.5 billion versus $7.7 billion in the same period last year, down 3 percent due to portfolio changes.

•	Volume grew across most segments with decline limited to Agriculture, where higher crop protection volume was more than offset by lower seed volume.

•	Strong operating earnings growth was delivered by Nutrition & Health (+23 percent) and Safety & Protection (+18 percent)

•	The Performance Chemicals separation remains on track for mid-2015.

WILMINGTON, Del., October 28, 2014 - Today DuPont (NYSE: DD) announced third quarter 2014 operating earnings of $0.54 per share compared to $0.45 per share in the prior year. GAAP1 earnings per share were $0.47 versus $0.28 last year. Consolidated sales were $7.5 billion, 3 percent below last year, reflecting portfolio changes, as price, volume and currency were in line with the prior year period.
"In the third quarter, we improved our operating margins in five of seven segments and grew operating earnings per share 20 percent, despite a weaker Ag environment and sluggish economic growth in most of the world," said DuPont Chair and CEO Ellen Kullman. "Our increase in margins in a slow growth environment reflects the momentum we are building as we execute our plan, which is driving new products, portfolio enhancements and a broad initiative to redesign our operating model with a smaller cost base and a simplified support structure. We are positioning DuPont for our next stage of growth, while increasing returns to our shareholders."

1Generally Accepted Accounting Principles (GAAP)
E.I. du Pont de Nemours and Company

Global Consolidated Net Sales - 3rd Quarter
Third quarter 2014 net sales of $7.5 billion were 3 percent below last year due to portfolio changes. Increased volumes were offset by a decrease in local selling prices. The table below shows third quarter regional sales and variances versus third quarter 2013.

	Three Months Ended
	September 30, 2014		Percentage Change Due to:
(Dollars in millions)	$	% Change	Local Price	Currency Effect	Volume	Portfolio/ Other
U.S. & Canada	$2,415	(5)	(1)	—	1	(5)
EMEA*	1,740	(4)	—	1	(3)	(2)
Asia Pacific	1,955	1	—	—	3	(2)
Latin America	1,401	(2)	(1)	(2)	2	(1)

Total Consolidated Sales	$7,511	(3)	(1)	—	1	(3)

* Europe, Middle East & Africa

Segment Sales - 3rd Quarter
The table below shows third quarter 2014 segment sales with related variances versus the third quarter 2013.

	Three Months Ended		Percentage Change
	September 30, 2014		Due to:
(Dollars in millions)	$	% Change	USD Price	Volume	Portfolio/Other
Agriculture	$1,563	(4)	(2)	(2)	—
Electronics & Communications	623	(2)	(4)	2	—
Industrial Biosciences	318	4	1	3	—
Nutrition & Health	899	4	—	4	—
Performance Chemicals	1,646	(8)	(3)	—	(5)
Performance Materials	1,552	(3)	2	2	(7)
Safety & Protection	977	(1)	—	1	(2)
Other	2
Total segment sales	7,580
Elimination of transfers	(69)
Consolidated net sales	$7,511

Operating Earnings - 3rd Quarter

			Change vs. 2013
(Dollars in millions)	3Q14	3Q13	$	%
Agriculture	$(55)	$(62)	$7	11%
Electronics & Communications	94	97	(3)	-3%
Industrial Biosciences	47	45	2	4%
Nutrition & Health	100	81	19	23%
Performance Chemicals (1)	249	261	(12)	-5%
Performance Materials (1)	370	367	3	1%
Safety & Protection	201	171	30	18%
Other	(83)	(107)	24	22%
Total segment operating earnings (2)	923	853	70	8%

Exchange gains and losses (3)	218	(101)	319
Corporate expenses	(171)	(162)	(9)
Interest expense	(93)	(108)	15
Operating earnings before income taxes	877	482	395	82%

Provision for income taxes on operating earnings	(379)	(53)	(326)
Net income attributable to noncontrolling interests	1	3	(2)
Operating earnings	$497	$426	$71	17%

Operating earnings per share	$0.54	$0.45	$0.09	20%

(1) Prior period reflects the reclassifications of the Viton® fluoroelastomer product line from Performance Materials to Performance Chemicals.
(2) See Schedules B and C for listing of significant items and their impact by segment.
(3) See Schedule D for additional information on exchange gains and losses.

The following is a summary of business results for each of the company’s reportable segments in the third quarter, which compares the current period with the prior year. References to selling price are on a U.S. dollar basis, including the impact of currency.

Agriculture - A seasonal operating loss of $55 million improved $7 million, or 11 percent, due primarily to lower seed input costs and operating cost improvements, partially offset by lower sales and the absence of the prior year $26 million gain from the acquisition of a controlling interest in Pannar. Increases in insecticide and fungicide volumes, mainly in Latin America, were more than offset by lower corn seed and herbicide volumes and lower corn seed price.

Electronics & Communications - Operating earnings of $94 million decreased $3 million, or 3 percent, due to competitive pressures impacting Solamet® paste, and a decrease in other income, partially offset by stronger volume and productivity gains.

Industrial Biosciences - Operating earnings of $47 million increased $2 million, or 4 percent, from increased enzyme demand principally for ethanol production, partially offset by higher product costs.

Nutrition & Health - Operating earnings of $100 million increased $19 million, or 23 percent, from volume growth, mix enrichment, productivity actions and lower raw material costs.

Performance Chemicals - Operating earnings of $249 million decreased $12 million, or 5 percent, due primarily to lower prices and portfolio changes, partially offset by productivity improvements.

Performance Materials - Operating earnings of $370 million increased $3 million. Increased ethylene and polymer volumes were partially offset by the impact of portfolio changes, principally the Glass Laminating/Vinyls sale. A prior year $30 million benefit from a joint venture was partially offset by a $23 million gain on sale of a majority interest in a joint venture during the third quarter 2014.

Safety & Protection - Operating earnings of $201 million increased $30 million, or 18 percent, primarily due to lower product costs and productivity improvements, resulting in over a 300 basis point increase in operating margins.

Outlook
For the fourth quarter, the company expects sluggish growth in the global economy, along with continuing headwinds in agriculture and from currency. However, the company remains confident in its ability to create higher value from its portfolio while continuing to deliver against cost productivity and corporate initiatives. Overall, the company expects fourth quarter operating earnings per share to grow about 20 percent from last year's $0.59 per share, matching the growth rate the company achieved in the third quarter, and bringing full year 2014 operating earnings within its previously communicated outlook range of $4.00 - $4.10 per share.

DuPont will hold a conference call and webcast on Tuesday, October 28, 2014, at 9:00 AM EDT to discuss this news release. The webcast and additional presentation materials can be accessed by visiting the company’s investor website (Events & Presentations) at www.investors.dupont.com. A replay of the conference call webcast will be available for 90 days by calling 1-630-652-3042, Passcode 38251527#. For additional information see the investor center at http://www.dupont.com.

Use of Non-GAAP Measures
Management believes that certain non-GAAP measurements are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. Reconciliations of non-GAAP measures to GAAP are provided in schedules A, C and D.

About DuPont
DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit http://www.dupont.com.

Forward-Looking Statements: This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company's intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

# # #
10/28/14

E.I. du Pont de Nemours and Company
Consolidated Income Statements
(Dollars in millions, except per share amounts)

SCHEDULE A
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net sales	$7,511	$7,735	$27,345	$27,987
Other income, net (a)	357	70	782	321
Total	7,868	7,805	28,127	28,308

Cost of goods sold	4,880	5,166	16,879	17,415
Other operating charges (a)	839	989	2,461	2,843
Selling, general and administrative expenses	756	774	2,629	2,740
Research and development expense	514	540	1,577	1,603
Interest expense	93	108	290	340
Employee separation / asset related charges, net (a)	—	—	263	—
Total	7,082	7,577	24,099	24,941

Income from continuing operations before income taxes	786	228	4,028	3,367
Provision for (benefit from) income taxes on continuing operations (a)	352	(35)	1,075	687
Income from continuing operations after income taxes	434	263	2,953	2,680
Income from discontinued operations after taxes	—	25	—	1,997

Net income	434	288	2,953	4,677

Less: Net income attributable to noncontrolling interests	1	3	11	14

Net income attributable to DuPont	$433	$285	$2,942	$4,663

Basic earnings per share of common stock (b):
Basic earnings per share of common stock from continuing operations	$0.47	$0.28	$3.20	$2.87
Basic earnings per share of common stock from discontinued operations	—	0.03	—	2.16
Basic earnings per share of common stock	$0.47	$0.30	$3.20	$5.03

Diluted earnings per share of common stock (b):
Diluted earnings per share of common stock from continuing operations	$0.47	$0.28	$3.17	$2.85
Diluted earnings per share of common stock from discontinued operations	—	0.03	—	2.14
Diluted earnings per share of common stock	$0.47	$0.30	$3.17	$4.99

Dividends per share of common stock	$0.47	$0.45	$1.37	$1.33
Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	910,764,000	925,645,000	917,589,000	925,548,000
Diluted	917,761,000	933,005,000	924,646,000	932,542,000

(a) See Schedule B for detail of significant items.
(b) The sum of the individual earnings per share amounts may not equal the total due to rounding.

Reconciliation of Non-GAAP Measures
Summary of Earnings Comparison
	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change
Income from continuing operations after income taxes (GAAP)	$434	$263	65%	$2,953	$2,680	10%
Less: Significant items charge included in income from continuing operations after income taxes (per Schedule B)	(44)	(71)		(48)	(129)
Non-operating pension/OPEB costs included in income from continuing operations after income taxes	(20)	(95)		(64)	(279)
Net income attributable to noncontrolling interest	1	3		11	14
Operating earnings	$497	$426	17%	$3,054	$3,074	(1)%

EPS from continuing operations (GAAP)	$0.47	$0.28	68%	$3.17	$2.85	11%
Significant items charge included in EPS (per Schedule B)	(0.05)	(0.08)		(0.05)	(0.14)
Non-operating pension/OPEB costs included in EPS	(0.02)	(0.09)		(0.07)	(0.30)
Operating EPS	$0.54	$0.45	20%	$3.29	$3.29	—%

E.I. du Pont de Nemours and Company
Condensed Consolidated Balance Sheets
(Dollars in millions, except per share amounts)

SCHEDULE A (continued)
	September 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$3,982	$8,941
Marketable securities	566	145
Accounts and notes receivable, net	8,347	6,047
Inventories	7,295	8,042
Prepaid expenses	239	206
Deferred income taxes	739	775
Assets held for sale	—	228
Total current assets	21,168	24,384
Property, plant and equipment, net of accumulated depreciation (September 30, 2014- $19,765; December 31, 2013 - $19,438)	13,114	12,993
Goodwill	4,602	4,713
Other intangible assets	4,730	5,096
Investment in affiliates	998	1,011
Deferred income taxes	2,263	2,353
Other assets	1,036	949
Total	$47,911	$51,499

Liabilities and Equity
Current liabilities
Accounts payable	$3,757	$5,180
Short-term borrowings and capital lease obligations	3,889	1,721
Income taxes	528	247
Other accrued liabilities	3,963	6,219
Total current liabilities	12,137	13,367
Long-term borrowings and capital lease obligations	9,279	10,741
Other liabilities	9,636	10,179
Deferred income taxes	877	926
Total liabilities	31,929	35,213

Commitments and contingent liabilities

Stockholders' equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; Issued at September 30, 2014 - 992,865,000; December 31, 2013 - 1,014,027,000	298	304
Additional paid-in capital	10,991	11,072
Reinvested earnings	16,913	16,784
Accumulated other comprehensive loss	(5,789)	(5,441)
Common stock held in treasury, at cost (87,041,000 shares at September 30, 2014 and December 31, 2013)	(6,727)	(6,727)
Total DuPont stockholders' equity	15,923	16,229
Noncontrolling interests	59	57
Total equity	15,982	16,286
Total	$47,911	$51,499

E.I. du Pont de Nemours and Company
Condensed Consolidated Statement of Cash Flows
(Dollars in millions)

SCHEDULE A (continued)
	Nine Months Ended September 30,
	2014	2013
Total Company
Net income	$2,953	$4,677
Adjustments to reconcile net income to cash used for operating activities:
Depreciation	944	961
Amortization of intangible assets	294	255
Other operating charges and credits - net	563	447
Gain on sales of businesses	(418)	(2,689)
Contributions to pension plans	(231)	(246)
Change in operating assets and liabilities - net	(5,907)	(5,738)
Cash used for operating activities	(1,802)	(2,333)

Investing activities
Purchases of property, plant and equipment	(1,311)	(1,223)
Investments in affiliates	(37)	(43)
Payments for businesses - net of cash acquired	—	(133)
Proceeds from sales of businesses - net	727	4,816
Proceeds from sales of assets - net	29	126
Net increase in short-term financial instruments	(422)	(78)
Forward exchange contract settlements	97	82
Other investing activities - net	197	31
Cash (used for) provided by investing activities	(720)	3,578

Financing activities
Dividends paid to stockholders	(1,268)	(1,242)
Net increase in borrowings	749	3,204
Prepayments / repurchase of common stock	(2,000)	(1,000)
Proceeds from exercise of stock options	285	497
Other financing activities - net	1	3
Cash (used for) provided by financing activities	(2,233)	1,462

Effect of exchange rate changes on cash	(204)	(81)

(Decrease) increase in cash and cash equivalents	(4,959)	2,626

Cash and cash equivalents at beginning of period	8,941	4,379

Cash and cash equivalents at end of period	$3,982	$7,005

Reconciliation of Non-GAAP Measure
Calculation of Free Cash Flow - Total Company
	Nine Months Ended September 30,
	2014	2013
Cash used for operating activities	$(1,802)	$(2,333)
Purchases of property, plant and equipment	(1,311)	(1,223)
Free cash flow	$(3,113)	$(3,556)

E.I. du Pont de Nemours and Company
Schedule of Significant Items from Continuing Operations
(Dollars in millions, except per share amounts)

SCHEDULE B
SIGNIFICANT ITEMS FROM CONTINUING OPERATIONS

	Pre-tax		After-tax		($ Per Share)
	2014	2013	2014	2013	2014	2013
1st Quarter
Separation transaction costs (a)	$(16)	$—	$(12)	$—	$(0.01)	$—
Customer claims charge (e)	—	(35)	—	(22)	—	(0.02)
Income tax items (f)	—	—	—	42	—	0.04
1st Quarter - Total	$(16)	$(35)	$(12)	$20	$(0.01)	$0.02

2nd Quarter
Separation transaction costs (a)	$(35)	$—	$(26)	$—	$(0.03)	$—
Gain on sale of business (b)	391	—	273	—	0.30	—
Restructuring charge (c)	(263)	—	(182)	—	(0.20)	—
Venezuela devaluation (d)	(58)	—	(57)	—	(0.06)	—
Customer claims charge (e)	—	(80)	—	(51)	—	(0.05)
Income tax items (g)	—	(11)	—	(27)	—	(0.03)
2nd Quarter - Total	$35	$(91)	$8	$(78)	$0.01	$(0.08)

3rd Quarter
Separation transaction costs (a)	$(61)	$—	$(44)	$—	$(0.05)	$—
Customer claims charge (e)	—	(40)	—	(24)	—	(0.03)
Litigation settlement (h)	—	(72)	—	(47)	—	(0.05)
3rd Quarter - Total	$(61)	$(112)	$(44)	$(71)	$(0.05)	$(0.08)

Year-to-date Total	$(42)	$(238)	$(48)	$(129)	$(0.05)	$(0.14)

(a)
Third, second and first quarter 2014 included a charge of $(61), $(35) and $(16), respectively, recorded in other operating charges associated with transaction costs related to the separation of the Performance Chemicals segment. For full-year 2014, costs associated with the separation are expected to be approximately $(210), $(0.16) per share.

(b)	Second quarter 2014 included a gain of $391 recorded in other income, net associated with the sale of Glass Laminating Solutions/Vinyls in the Performance Materials segment.

(c)
Second quarter 2014 included a $(263) restructuring charge recorded in employee separation/asset related charges, net, consisting of $(166) of severance and related benefit costs, $(94) of asset shut downs, and $(3) of other non-personnel charges as a result of the company's plan to to reduce residual costs associated with the separation of the Performance Chemicals segment and to improve productivity across all businesses and functions. Pre-tax charges by segment are: Agriculture - $(47), Electronics & Communications - $(68), Industrial Biosciences - $(2), Nutrition & Health - $(8), Performance Chemicals - $(19), Performance Materials - $(29), Safety & Protection - $(31), Other - $(2), and Corporate expenses - $(57).

(d)
Second quarter 2014 included a charge of $(58) recorded in other income, net associated with remeasuring the company's Venezuelan net monetary assets from the official exchange rate to the SICAD II exchange system.

(e)
Third, second and first quarter 2013 included charges of $(40), $(80) and $(35), respectively, recorded in other operating charges associated with resolving claims related to the use of the Imprelis® herbicide. The company has an applicable insurance program with a deductible equal to the first $100 of costs and expenses. The insurance program limits are $725 for costs and expenses in excess of the $100. The company has submitted and will continue to submit requests for payment to its insurance carriers for costs associated with this matter. To date, the company has recognized and received $73 of insurance recoveries from its insurance carriers and continues to seek recovery although the timing and outcome remain uncertain. The company had accruals of $312 related to these claims at September 30, 2014. These charges relate to the Agriculture segment.

(f)
First quarter 2013 included a net tax benefit of $42 consisting of a $68 benefit for the 2013 extension of certain U.S business tax provisions offset by a ($26) charge related to the global distribution of Performance Coatings cash proceeds.

(g)
Second quarter 2013 includes a charge of $(11) in other income, net related to interest on a prior year tax position. Second quarter 2013 also includes a charge of $(49) associated with a change in accrual for a prior year tax position offset by a $33 benefit for an enacted tax law change.

(h)
Third quarter 2013 included a charge of $(72) recorded in other operating charges related to the company's settlement of titanium dioxide antitrust litigation. This matter relates to the Performance Chemicals segment.

E.I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)

SCHEDULE C
	Three Months Ended September 30,		Nine Months Ended September 30,
SEGMENT SALES (1)	2014	2013	2014	2013
Agriculture	$1,563	$1,633	$9,572	$9,933
Electronics & Communications	623	638	1,820	1,907
Industrial Biosciences	318	305	936	898
Nutrition & Health	899	868	2,686	2,601
Performance Chemicals (2)	1,646	1,781	4,933	5,261
Performance Materials (2)	1,552	1,602	4,668	4,718
Safety & Protection	977	985	2,953	2,909
Other	2	1	4	5
Total Segment sales	7,580	7,813	27,572	28,232

Elimination of transfers	(69)	(78)	(227)	(245)
Consolidated net sales	$7,511	$7,735	$27,345	$27,987

(1) Segment sales include transfers.
(2) Prior periods reflect the reclassifications of the Viton® product line from Performance Materials to Performance Chemicals.

E.I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)

SCHEDULE C (continued)
	Three Months Ended September 30,		Nine Months Ended September 30,
INCOME FROM CONTINUING OPERATIONS (GAAP)	2014	2013	2014	2013
Agriculture	$(55)	$(102)	$2,176	$2,240
Electronics & Communications	94	97	190	241
Industrial Biosciences	47	45	160	129
Nutrition & Health	100	81	290	218
Performance Chemicals (3)	249	189	687	713
Performance Materials (3)	370	367	1,328	986
Safety & Protection	201	171	554	481
Other	(83)	(107)	(259)	(249)
Total Segment PTOI	923	741	5,126	4,759

Corporate expenses	(232)	(162)	(727)	(582)
Interest expense	(93)	(108)	(290)	(340)
Non-operating pension/OPEB costs	(30)	(142)	(94)	(415)
Net exchange gains (losses) (1)	218	(101)	13	(55)
Income before income taxes from continuing operations	$786	$228	$4,028	$3,367

	Three Months Ended September 30,		Nine Months Ended September 30,
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (2)	2014	2013	2014	2013
Agriculture	$—	$(40)	$(47)	$(155)
Electronics & Communications	—	—	(68)	—
Industrial Biosciences	—	—	(2)	—
Nutrition & Health	—	—	(8)	—
Performance Chemicals (3)	—	(72)	(19)	(72)
Performance Materials (3)	—	—	362	—
Safety & Protection	—	—	(31)	—
Other	—	—	(2)	—
Total significant items by segment	—	(112)	185	(227)
Corporate expenses	(61)	—	(169)	(11)
Net exchange gains (losses) (1)	—	—	(58)	—
Total significant items before income taxes	$(61)	$(112)	$(42)	$(238)

	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING EARNINGS	2014	2013	2014	2013
Agriculture	$(55)	$(62)	$2,223	$2,395
Electronics & Communications	94	97	258	241
Industrial Biosciences	47	45	162	129
Nutrition & Health	100	81	298	218
Performance Chemicals (3)	249	261	706	785
Performance Materials (3)	370	367	966	986
Safety & Protection	201	171	585	481
Other	(83)	(107)	(257)	(249)
Total segment operating earnings	923	853	4,941	4,986
Corporate expenses	(171)	(162)	(558)	(571)
Interest expense	(93)	(108)	(290)	(340)
Operating earnings before income taxes and exchange gains (losses)	659	583	4,093	4,075
Net exchange gains (losses) (1)	218	(101)	71	(55)
Operating earnings before income taxes	$877	$482	$4,164	$4,020

(1) See Schedule D for additional information on exchange gains and losses.
(2) See Schedule B for detail of significant items.
(3) Prior periods reflect the reclassifications of the Viton® product line from Performance Materials to Performance Chemicals.

E.I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)

SCHEDULE D
Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Income from continuing operations before income taxes	$786	$228	$4,028	$3,367
Add: Significant items before income taxes	61	112	42	238
Add: Non-operating pension/OPEB costs	30	142	94	415
Operating earnings before income taxes	$877	$482	$4,164	$4,020
Less: Net income attributable to noncontrolling interests	1	3	11	14
Add: Interest expense	93	108	290	340
Adjusted EBIT from operating earnings	969	587	4,443	4,346
Add: Depreciation and amortization	358	379	1,238	1,216
Adjusted EBITDA from operating earnings	$1,327	$966	$5,681	$5,562

Reconciliation of Operating Earnings Per Share (EPS) Outlook
The reconciliation below represents the company's outlook on an operating earnings basis, defined as earnings from continuing operations excluding significant items and non-operating pension/OPEB costs.

	Year Ended December 31,
	2014 Outlook	2013 Actual
Operating EPS	$4.00 - $4.10	$3.88

Significant items
Separation transaction costs	(0.16)
Gain on sale of business	0.30
Restructuring charge	(0.20)
Venezuela devaluation	(0.06)
Tax items		0.02
Customer claims charges		(0.24)
Restructuring charge/adjustments		—
Litigation settlement		(0.05)
Asset impairment charge		(0.18)

Non-operating pension/OPEB costs - estimate	(0.10)	(0.39)

EPS from continuing operations (GAAP)	$3.78 - $3.88	$3.04

2014 Operating EPS excludes the potential gain on sale of the Kocide® and Mankocide® copper fungicide business assets.

E.I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Exchange Gains/Losses on Operating Earnings(2)
The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes. The net pre-tax exchange gains and losses are recorded in other income, net and the related tax impact is recorded in provision for (benefit from) income taxes on the Consolidated Income Statements.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Subsidiary/Affiliate Monetary Position Gain (Loss)
Pre-tax exchange (losses) gains (includes equity affiliates)	$(185)	$29	$(216)	$(121)
Local tax (expenses) benefits	(116)	13	(132)	32
Net after-tax impact from subsidiary exchange (losses) gains	$(301)	$42	$(348)	$(89)

Hedging Program Gain (Loss)
Pre-tax exchange gains (losses)	$403	$(130)	$287	$66
Tax (expenses) benefits	(141)	45	(100)	(24)
Net after-tax impact from hedging program exchange gains (losses)	$262	$(85)	$187	$42

Total Exchange Gain (Loss)
Pre-tax exchange gains (losses)	$218	$(101)	$71	$(55)
Tax (expenses) benefits	(257)	58	(232)	8
Net after-tax exchange losses (1)	$(39)	$(43)	$(161)	$(47)

As shown above, the "Total Exchange Gain (Loss)" is the sum of the "Subsidiary/Affiliate Monetary Position Gain (Loss)" and the "Hedging Program Gain (Loss)."

(1) The above Net after-tax exchange losses excludes losses attributable to discontinued operations of $(5) for the nine months ended September 30, 2013.

(2) See Schedule B for detail of significant items

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate
Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), as defined above, significant items and non-operating pension/OPEB costs.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Income from continuing operations before income taxes	$786	$228	$4,028	$3,367
Add: Significant items - charge (2)	61	112	42	238
Non-operating pension/OPEB costs	30	142	94	415
Less: Net exchange gains (losses)	218	(101)	71	(55)
Income from continuing operations before income taxes, significant items,
exchange gains (losses), and non-operating pension/OPEB costs	$659	$583	$4,093	$4,075

Provision for (benefit from) income taxes on continuing operations	$352	$(35)	$1,075	$687
Add: Tax benefits (expenses) on significant items	17	41	(6)	109
Tax benefits (expenses) on non-operating pension/OPEB costs	10	47	30	136
Tax (expenses) benefits on exchange gains/losses	(257)	58	(232)	8
Provision for income taxes on operating earnings, excluding exchange gains (losses)	$122	$111	$867	$940

Effective income tax rate	44.8%	(15.4)%	26.7%	20.4%
Significant items effect and non-operating pension/OPEB costs effect	(1.6)%	26.4%	(0.3)%	2.8%
Tax rate, from continuing operations, before significant items and non-operating pension/OPEB costs	43.2%	11.0%	26.4%	23.2%
Exchange gains (losses) effect	(24.7)%	8.0%	(5.2)%	(0.1)%
Base income tax rate from continuing operations	18.5%	19.0%	21.2%	23.1%

(2) See Schedule B for detail of significant items.